United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 30, 2018

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7580 East Gray Rd., St. 103

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

Between August 24, 2018 and October 1, 2018, the Registrant sold an aggregate of 16,500,000 shares of common stock for gross proceeds of $165,000 ($148,500, net of $16,500 in finders’ fees) (a price per share of $.01). The securities were sold solely to “accredited investors”, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

The Registrant believes that the foregoing transactions were exempt from the registration requirements under the Securities Act of 1933, as amended (“the Act”), and Rule 506 promulgated thereunder, based on the following facts: there was no general solicitation, there was a limited number of purchasers, each of whom the Registrant believes was an “accredited investor” (within the meaning of Regulation D under the Securities Act of 1933, as amended) and was sophisticated about business and financial matters, and all shares issued were subject to restriction on transfer, so as to take reasonable steps to assure that the purchaser was not an underwriter within the meaning of Section 2(11) under the Act.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	10/02/18	By:	/s/ John P. Venners
John P. Venners
EVP, Operations